Exhibit 10.1
Andrew D. Sklawer
[***]
[***]

September 18, 2023

Re: Separation and Release Agreement
Dear Mr. Sklawer:
    This letter sets forth the substance of the Separation and Release Agreement (the “Agreement”) that Fresh Tracks Therapeutics, Inc., f/k/a Brickell Biotech, Inc., the parent of Brickell Sub (“Brickell Parent”) and Brickell Subsidiary, Inc., d/b/a Brickell Biotech, Inc. (“Brickell Sub”), both being Delaware companies with a principal business address located at Founder Central, 2000 Central Avenue, 100, Boulder, Colorado 80301 (Brickell Sub and, together with Brickell Parent and any predecessors of Brickell Sub or Brickell Parent, collectively referred to herein as the “Company”) is offering to aid you in your employment transition as a result of the Company’s decision to downsize its business operations. Except as expressly referenced herein, this Agreement supersedes and replaces all prior understandings and agreements, whether oral or written, regarding the terms and conditions of your employment with the Company, including but not limited to that certain Employment Agreement between you and the Company dated February 21, 2023, and attached hereto as Exhibit A (“Employment Agreement”) and the Retention Bonus Agreement referenced in Section 3 below. Together, you and the Company may be referred to collectively as the “Parties” and the term “Party” may refer either to you or Company individually as the circumstances dictate.
    Now therefore, for good and valuable consideration, receipt of which is hereby agreed and acknowledged, and fully intending to be legally bound hereby, the Parties to this Agreement agree as follows:
1.Separation Date. Your last day of Company employment will be October 2, 2023 (the "Separation Date"). You are being terminated by the Company without Cause as defined by, and incorporated by reference herein, Sec. 5.4 of your Employment Agreement. No Change of Control event is involved with this termination, as defined in the foregoing.

2.Accrued Salary and PTO. On the Separation Date, the Company will pay to you as a lump sum all accrued but unpaid base salary earned through the Separation Date, subject to standard payroll deductions and withholdings.
Further, on the Separation Date, the Company will pay you for your unpaid time-off vacation days that have accrued from the start of your employment through the date the Company adopted its current “Flexible Time-Off” policy (your “PTO Balance”) as set forth in the PTO Balance Acknowledgement Form attached and fully incorporated by reference for the purposes hereto as Exhibit E, and as further required by Section 4.3(b) in the Employment Agreement, and do so as a lump-sum payment, subject to standard payroll deductions and withholdings. You understand and agree that other than this PTO Balance the Company owes you no other compensation for vacation or other paid time off during your employment period.
You are entitled to the payments covered by this Section 2 regardless of whether or not you sign this Agreement.
3.Retention Bonus. Pursuant to that certain agreement between you and the Company dated February 21, 2023, and as amended, to provide conditional retention bonuses (the “Retention Bonus Agreement”), you are eligible for payment of Fifty Percent (50%) of the Retention Bonus as defined in the Retention Bonus Agreement, or $44,100 U.S. Dollars, if you timely sign, date, return, and do not revoke this Agreement. Conditional to the foregoing, the Company will pay to you this Retention Bonus amount, subject to standard payroll deductions and withholdings, on January 2, 2024, unless requested by you in writing to the Company be paid earlier, in which case the Company shall make the Retention Bonus payment on the Company’s next regularly scheduled payroll date following such request.
4.Severance Benefits. Pursuant to the terms of your Employment Agreement, including but not limited to Section 5.4 Termination Without Cause of your Employment Agreement, if you timely sign, date, return, and do not revoke this Agreement, the Company will pay you, as severance, an amount equal to twelve (12) months of your base salary in effect as of the Separation Date, equal to $441,000 U.S. Dollars, subject to standard payroll deductions and withholdings (“Severance Payment”). Conditional to the foregoing, and as instructed by you, the Severance Payment will be paid in a lump sum to you on January 2, 2024, unless requested by you in writing to the Company be paid earlier, in which case the Company shall make the Severance Payment on the Company’s next regularly scheduled payroll date following such request. Section 19 of the Employment Agreement on Section 409A-Nonqualified Deferred Compensation shall apply to the Severance Payment and other benefits provided for in this Agreement.

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5.Health Insurance. If you have health coverage through the Company, your group health insurance will cease on the last day of the month in which your employment ends. At that time, you will be eligible to continue your group health insurance benefits at your own expense, subject to the terms and conditions of the Company’s benefit plan, pursuant to the Colorado group health insurance continuation law. You will receive additional information regarding your right to elect continued coverage under the Colorado group health insurance continuation law in a separate written communication from the Company’s Human Resources department. If you timely execute, return, and do not revoke this Agreement, and timely elect health insurance continuation coverage, the Company will pay for twelve (12) months of health care premiums equal to your current coverage for (a) medical, (b) dental, and (c) vision benefits by the Company for you and your eligible family and make such payments directly on your behalf to the Company’s providers then in effect. In the event that the Company can no longer provide group health insurance for any applicable provider for the full twelve (12) months described above, the Company will make a lump-sum payment to you for the total amount of the remaining third-party health care premiums that would have been owed by it pursuant to this Section 5, grossed up by a Thirty-Five Percent (35%) factor to help you minimize the impact of any applicable taxes that would apply to this as income to you, payable on the Company’s first regularly scheduled payroll date following the date the Company is no longer able to pay the applicable provider on your behalf.
6.Company Equity. Pursuant to Section 3.2(b) of the Employment Agreement, there shall be a full acceleration of vesting on any unvested Equity Awards as defined therein as of the Separation Date and an exercise period of three (3) years from that accelerated vesting date will apply, notwithstanding anything else to the contrary. In all other respects, the rights and obligations to your Equity Awards will be as set forth in your applicable grant notice(s), the applicable stock option and/or other equity agreement, and the Company plan(s) governing these grants. The Company offers no advice on the tax treatment of your vested equity interests in the Company.
7.Indemnification. You and the Company acknowledge and agree that both of you will remain subject to the Indemnification Agreement executed by yourselves dated May 24, 2020 (attached and fully incorporated by reference for the purposes hereto as Exhibit D), and as further provided in Section 18 of the Employment Agreement.
8.Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, the Employment Agreement, and the Retention Bonus Agreement, you have not earned, and will not receive, any

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additional pay or salary, incentive, or other compensation, severance, equity interests, or restricted stock, restricted stock units, or options or equity interests of any kind, or other property, insurance, or any other benefits, after the Separation Date, with the exception of any vested right(s) you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) with the Company. You are entitled to payment for any such vested right(s) regardless of whether or not you sign this Agreement.
In particular, but without limitation, and qualified by all of the foregoing, you agree that based on your employment by the Company you are not owed any bonus for 2023 and beyond, incentive, or other compensation or benefits, or property, of any kind, or commissions, other than the Severance Payment, Retention Bonus, and Company-issued laptop, as provided herein and applicable to the Employment Agreement and the Retention Bonus Agreement. You understand, and agree, that you are solely and fully responsible for any and all tax liabilities or related obligations involving any payment amounts or property transfers you receive from the Company pursuant to this Agreement, except as may otherwise be provided expressly herein.
9.Reference Requests. All inquiries regarding your employment with the Company from any third party, including but not limited to recruitment by any prospective employer or board of directors, non-profit organization, or relevant other recruitment initiative you may be involved in now or in the future, shall be directed to our Finance or Human Resources Department(s) in general, who will provide the actual dates of your complete employment and your title(s) with the Company.
The Company will respond timely, fully, and truthfully to any requests for information from state unemployment compensation authorities relating to any claim for unemployment compensation benefits that you may file by stating that you were terminated as a result of lack of available work due to a Company downsizing, and not for cause, including scope of Cause as defined in your underlying Employment Agreement. Otherwise, the Company will not contest any finding made by state unemployment compensation authorities with respect to your eligibility for unemployment compensation benefits that may be applicable to your Company separation. The Company will not appeal any corresponding decision by the state unemployment compensation authorities finding you eligible for unemployment compensation benefits. You acknowledge that the consideration provided herein may affect the amount of unemployment compensation that you may receive and that the Company may confirm or report the payments made to you pursuant to this Agreement and your Employment Agreement, and any other information required by applicable law, to the state unemployment compensation system.

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10.Expense Reimbursements. You agree that by the Effective Date, you will have submitted your final documented expense reimbursement statement reflecting all Company business expenses you incurred as an employee through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for such authorized business expenses pursuant to its regular business policy and practice as provided in the Company’s Travel, Meals, and Entertainment Policy (eff. 03.30.21). You are entitled to be reimbursed for all qualifying expenses regardless of whether or not you sign this Agreement.
11.Return of Company Property. Except for the Company-issued laptop described below in this Section, and other than is required to allow you to perform any consulting agreement you may sign with the Company following your Separation Date, you agree to return to the Company all Company documents (and all copies thereof, in whole or in part) and other Company property which you have in your possession or control, including but not limited to Company files, slide decks and presentations, memoranda, drafts, notes, drawings, records, plans, forecasts, reports, studies, data, samples, clinical trials and protocols, analyses, proposals, agreements, research and development information, sales and marketing information, personnel information, budget and financial information, legal, medical, and compliance information, audits, investigations, contracts (other than ones applicable to you), computer-recorded information, information related to intellectual property, trade secrets and know-how, tangible property, and equipment (including but not limited to computers, copiers, printers, facsimile machines, cell telephones, servers), Company-authorized credit cards, identification badges and keys, and any materials of any kind which contain, reference, or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part), and to do so within ten (10) business days of the Effective Date of this Agreement. You agree that you will make a diligent search to locate any such documents, property, and information covered by this Section 11 within the timeframe referenced above. If you have used any personally owned computer, server, or e-mail system to receive, store, review, author, prepare, edit, generate, and/or transmit any Company confidential or proprietary data, materials, or information, you agree to permanently delete and expunge such Company confidential or proprietary information from those systems promptly after the Separation Date.
If compliant with this Section, you will be entitled to keep at no cost to you your Company-issued laptop, known by Apple MacBook Pro model, Serial #FVFG70830KPF, and all associated computer equipment of the Company you use to support your use of the laptop, transferred by the Company “as is” with no representations or

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warranties of any kind whatsoever. As part of an additional severance hereunder, the Company hereby transfers and assigns to you all of the Company’s rights, title, and interest in your Company-issued laptop to be applicable as of the Effective Date of this Agreement. However, you are not entitled to the transfer of the Company-issued laptop unless you timely sign, date, and return and do not revoke this Agreement.
12.Confidential Information And Other Obligations. You acknowledge and reaffirm your continuing obligations under your Employee Confidentiality and Inventions Assignment Agreement, a copy of which is attached and fully incorporated by reference for the purposes hereto as Exhibit B (“Confidentiality Agreement”). In addition, you understand and agree that Section 6 of the Employment Agreement providing for restrictive covenants, including specifically but not limited to Section 6.1 (Non-Competition), Section 6.2 (Nondisclosure), and Section 6.3 (Non-solicitation of Executives and Clients/Customers), of the Employment Agreement survives the termination of your employment and remains in full force and effect, as does the separately executed Non-Competition Agreement signed between you and the Company, attached and fully incorporated by reference as Exhibit C.
13.Mutual Nondisclosure. Except as may be otherwise expressly provided herein, the provisions of this Agreement will be held in strictest confidence by both you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family or any medical or mental health provider, or mental or behavioral health therapeutic support group; (b) you and the Company may disclose this Agreement in confidence to their attorneys, accountants, auditors, tax preparers, financial advisors; (c) you and the Company may disclose this Agreement to the extent such disclosure may be required by law; (d) you and the Company may disclose this Agreement to any local, state, or federal agency for any reason; and (e) you and the Company may disclose the general existence and purpose of this Agreement without any of its specific terms as that fact will be publicly disclosed by the Company in its SEC filings as well as disclose any other terms that are part of these filings or otherwise put in the public domain without breach by you of the nondisclosure obligations of this Section 13. In particular, and to the extent allowed by law, you agree not to disclose the terms of this Agreement to, or with, any current or former Company or Company-related employee, director, consultant or independent contractor, or Company advisors or representatives, except as required for Company business, or as already publicly disclosed through no fault by you, or as otherwise authorized by the Company. This Agreement does not limit your right to discuss your employment or any unlawful acts that may be alleged to have been committed by the Company or any of its affiliates (defined

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as entities under common ownership or control with Company) and subsidiaries, or any of their respective officers, directors, employees, shareholders, contractors, clients, customers, business partners, or agents and representatives in the Company’s workplace, including but not limited to sexual harassment, or to report possible violations of law or regulation by the Company or its affiliates and subsidiaries, or any of their respective officers, directors, employees, shareholders, contractors, clients, customers, business partners, or agents and representatives with any Government Agency (as defined in Section 20 below), or to discuss the terms and conditions of your employment with others, but only to the extent expressly permitted or protected by (a) Section 7 of the federal National Labor Relations Act of 1935, as amended (the “NLRA”), or under (b) applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure, and, further, to the extent any such rights are not permitted by applicable law to be the subject of nondisclosure or confidentiality obligations.
14. Mutual Non-Disparagement. You will not make, sponsor, assist, promote, solicit, or participate in the making of, or encourage any other person or entity to make, any public statements, written or oral, in whatever format, including but not limited to electronic or other communications such as Internet message boards or social media or the like, which are intended to criticize, disparage, libel, slander, or defame the goodwill or reputation of, or which are intended to embarrass, the Company, or any of its affiliates and subsidiaries, or any of their respective officers, directors, employees, shareholders, contractors, clients, customers, business partners, or agents and representatives. Notwithstanding the foregoing, you will not be prohibited from accurately and fully responding to any question, inquiry, order, subpoena, or request for information when required by legal process or applicable law, or which is requested by the Company. Further, it shall not be considered disparagement and nothing in this Agreement prevents you from discussing or disclosing information about discriminatory or unfair employment practices that may be alleged to occur in the Company workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. The Company agrees, and shall direct its respective executive officers and directors, to refrain from making or publishing any statement that is malicious, critical, disparaging, defamatory, libelous, and/or slanderous about any aspect of your employment with the Company or would reasonably be expected to damage your business or reputation. In addition, in the event that the Company disparages you to a third party, the Company may not seek to enforce these Section 14 non-disparagement provisions, or the nondisclosure provisions of Section 13 of the Agreement, against you for violating either of these provisions but all other remaining terms of the Agreement shall remain enforceable.

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15. No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company or its officers, directors, employees, shareholders, contractors, clients, customers, business partners, or agents and representatives to you or to any other person or entity, and that the Company makes no such admission.
16. Release of Claims.
(a)In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled, you hereby unconditionally, fully, irrevocably, and absolutely release, waive, acquit, and forever discharge the Company and its affiliates, subsidiaries, and its and their respective present and former owners, agents, representatives, employees, officers, directors, shareholders, partners, accountants, and attorneys, and, for each of the foregoing, their respective heirs, predecessors, successors, and assigns (collectively, the “Releasees” or “Released Parties”), from and of any and all claims (including attorneys’ fees and costs), liabilities, demands, causes of action, promises, judgments, liens, indebtedness, losses, costs, expenses, damages, indemnities, and obligations of every kind and nature, and similar rights of any type of whatsoever kind and character in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, your employment by, or service for, the Company, acts, omissions, incidents, or conduct at any time prior to, through, and including the date you sign this Agreement. This general release includes, but is not limited to: (i) all claims arising out of or in any way related to your employment with, or service for, the Company or the termination and separation of that employment and/or service; (ii) all claims related to your compensation or benefits, or conveyances of property of any type, from the Company, including but not limited to salary, bonuses, commissions, vacation pay, sick pay, expense reimbursements, severance pay, lost wages, fringe benefits, stock, stock options, restricted stock or units, equity awards and interests of any type, and any other property transfers, the Employment Agreement, the Retention Bonus Agreement, or any other ownership interests in, or obligations by, the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith

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and fair dealing; (iv) all tort claims, including but not limited to claims for fraud, libel, slander, defamation, emotional distress, and discharge in violation of public policy; (v) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, and/or other claims arising under the federal Civil Rights Act of 1964, as amended (the “CRA”), the federal Civil Rights Act of 1866, as amended (the “CRA 1866”), the federal Americans with Disabilities Act of 1990, as amended (the “ADA”), the federal Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the federal Equal Pay Act of 1963, as amended (the “EPA”), the federal Lilly Ledbetter Fair Pay Act of 2009, as amended (the “LLFPA”), the federal Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN”), the federal Older Workers Benefit Protection Act of 1990, as amended (the “OWBPA”), the federal Employee Retirement Income Security Act of 1974, as amended (the “ERISA”), the federal Securities Exchange Act of 1934, as amended (the “Exchange Act”), the federal Fair Labor Standards Act of 1938, as amended (the “FLSA”), the NLRA, the federal Emergency Paid Sick Leave Act of 2020, as amended (the “EPSLA”), the federal Inspector General Act of 1978, as amended (the “IG Act”), the federal Occupational Safety and Health Act of 1970, as amended (the “OSH ACT”), the federal Sarbanes-Oxley Act of 2002, as amended (the “SOX”), including as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the federal Genetic Information Nondiscrimination Act of 2008, as amended (the “GINA”), the Colorado Anti-Discrimination Act, as amended (Colo. Rev. Stat §24-34-301 et seq.) (the “CADA”), the Colorado Whistleblower Law, as amended (Colo. Rev. Stat §24-114-101 et seq.), the Colorado Healthy Families and Workplaces Act, as amended (Colo. Rev. Stat §8-13.3-401 et seq.) (the “HFWA”), the Colorado Equal Pay for Equal Work Act of 2019, as amended (Colo. Rev. Stat §8-5-101 et seq.) (the “CEPEWA”); (vi) all claims under any other federal, state, or local statute or common law; and (vii) any claim which was or could have been raised by you.
(b)Where allowed by law, and subject to Section 20 exceptions below, you agree to waive and release your right to monetary or other recovery or award should any claim be pursued by you or on your behalf with any Government Agency arising out of or

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related in any way to your employment with and/or separation and transition from the Company.
(c)You acknowledge that you may discover facts and/or law different from, or in addition to, the facts or law you know or believe to exist with respect to a released claim or a Released Party. You agree, nonetheless, that this Agreement and the releases contained in the Agreement shall be and remain effective in all respects notwithstanding such different or additional facts and/or law.
17.For Employees Aged 40 and Over: ADEA Waiver and Release. You acknowledge that you knowingly and voluntarily are waiving and releasing any rights you may have under the ADEA. You further acknowledge and agree that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney that represents you (at your cost) prior to executing this Agreement; (c) you have twenty-one (21) calendar days to consider this Agreement (although you may choose to voluntarily sign and execute the Agreement earlier); (d) you have seven (7) calendar days following the execution of this Agreement by the Parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) calendar day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date. If you choose to timely revoke this Agreement, the Agreement will be null and void, rescinded, and the Agreement shall not be valid or enforceable. To revoke this Agreement, you must timely deliver a signed writing stating your intention to revoke sent via email to Sue Fattor, Head of Human Resources of the Company at Sfattor@frtx.com, by 11:59 p.m. MT the seventh (7th) calendar day after you sign this Agreement, with a copy in parallel to Amy Hartman, Company counsel, of Hartman Employment Law Practice LLC, at amy@hartmanhrlaw.com. This Agreement will not be effective until the eighth (8th) calendar day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date, and you have not timely revoked the Agreement as provided above (the “Effective Date”).
18. No Claims Pending. You warrant and represent that you have no lawsuits, claims, or actions pending in your name or on behalf of any other person or entity against the Company, Released Parties, or any other person or entity subject to the

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released claims granted by you in this Agreement. You further agree that in the event you bring a claim or charge covered by your released claims made under this Agreement, or do not dismiss and withdraw promptly any claim or charge covered by these released claims, and are seeking damages against the Company, this Agreement shall serve as a complete defense to such claims or charges, including but not limited to the obligations set forth under Sections 4, 5, and 8 herein.
19. Further Acknowledgments, Warranties, and Representations. You acknowledge, warrant, and represent that:
(i)the consideration given by the Company to you for your waiver and release of rights as provided herein is in addition to anything of value to which you were already entitled;
(ii)you have not suffered any discrimination or harassment by the Company and/or any of the Released Parties on account of your race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition, or any other characteristic protected by law;
(iii)you have not been denied by the Company and/or Released Parties any leave, wages, bonuses, benefits, property, compensation, or any other rights to which you may have been entitled under any applicable law, and that you have not suffered any job-related wrongs or injuries for which you might still be entitled to compensation or relief;
(iv)you have not suffered any on-the-job injury for which you have not already filed a claim as of the Effective Date; and
(v)except as expressly provided in this Agreement, you have been paid or given all leave and leave protections, wages, bonuses, benefits, property, compensation, and other amounts that the Company and/or any of the Released Parties have ever owed to you, or for which you were eligible to receive from the Company, and that you understand you will not receive any additional compensation, severance, property, or benefits, or the like, after the Separation Date, with the exception of any vested right(s) you may have with the Company, including but not limited to under the terms of a written ERISA-qualified benefit plan and your vested -- or will vest -- surviving equity interests from the Company.

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20. Exceptions and No Interference with Rights. Nothing contained in this Agreement is intended to waive or release claims (a) for unemployment or workers’ compensation benefits; (b) for vested rights under any ERISA-qualified benefit plans as applicable on the date you sign this Agreement, or other vested -- or will vest -- Company equity interests allowed hereunder and by the Company; (c) any rights or claims related to the enforcement of this Agreement; or (d) which cannot be released under applicable law by private agreement between an employer and employee. Further, nothing contained in this Agreement, the Confidentiality Agreement, or the surviving sections of the Employment Agreement shall prohibit either Party to this Agreement (or either Party’s attorney(s)) from (a) filing a charge with, reporting possible violations of applicable law or regulation to, participating in any investigation by, or cooperating with the U.S. Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the U.S. Commodity Futures Trading Commission (“CFTC”), the U.S. Food and Drug Administration (“FDA”), Health Canada, the U.S. Department of Justice (“DOJ”), the U.S. Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency, self-regulatory authority, or federal, state, local, or international regulatory authority (individually, “Government Agency” and collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulations; (b) communicating directly with, cooperating with, or providing information in confidence to any Government Agency for the purpose of reporting or investigating a suspected violation of law, or from providing such information to attorney(s) for such Government Agencies, or in a sealed complaint, or other document filed in a lawsuit or other governmental proceeding; and/or (c) receiving a recovery or an award of any type for information provided to (i) the SEC under Section 17 of the Exchange Act and Exchange Act Rule 21F-17, as may be amended, (ii) OSHA pursuant to its Memorandum for Regional Administrators and Whistleblower Program Managers Regarding New Policy Guidelines for Approving Settlement Agreements in Whistleblower Cases (dated August 23, 2016, released September 15, 2016) and as it may be amended, or (iii) any other Government Agency that prohibits waivers or release by an employee of his/her right to a whistleblower or similar kind of reward. Pursuant to the employee immunity provision of the Defend Trade Secrets Act of 2016, and as that may be amended (18 USC §1833(b)), you will not be held criminally or civilly liable under any federal or state trade secret law for your disclosure of a Company trade secret that is made (a) in confidence to a federal, state, local, or international government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and/or if you file a lawsuit for retaliation by the Company or

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its affiliates or subsidiaries based on you reporting a suspected Company violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if that trade secret is germane to the allegations, and you file any document containing the trade secret under seal with the court, and do not disclose the trade secret beyond this, except pursuant to court order. Nothing contained in this Agreement is intended to or shall preclude either Party from providing truthful testimony in response to a valid subpoena, court order, regulatory request, or other judicial, administrative, or legal process, or otherwise as required by law.
21. Further Assurances. In consideration of payment of the amounts specified herein, you agree to execute any documents (including but not limited to letters of resignation) and take any other actions reasonably necessary to terminate any directorships, officerships, committees, or other relationships with or for the Company or any of its affiliates or subsidiaries that exist as of your Separation Date. You also agree to reasonably cooperate after your Separation Date with any Company investigation or litigation, or required submission to any Government Agency, on any subject matter related to the time you were an employee and/or consultant of the Company, and with any request by the Company for assistance in responding to requests for information or documents by any Governmental Agencies, in making a required disclosure, or in connection with any pending or threatened administrative or judicial proceeding(s), and further agree, to the extent permitted by law, promptly to provide the Company with the same information or documents (or copies thereof) that you may provide to any Governmental Agency or disclose in any pending or threatened administrative or judicial proceeding. The Company agrees to reimburse you for any out-of-pocket expenses that you actually, reasonably, and directly incur in connection with compliance with any requests by the Company pursuant to this Section.
22. Remedy. You agree that if you bring any kind of legal, equitable, or other claim, complaint, or charge against the Company and/or the Released Parties that you have released by signing this Agreement, then you will be violating this Agreement, and you must pay all legal fees, other costs, and expenses, incurred by the Company and/or Released Parties in defending against and resolving your claim, complaint, or charge, in addition to any other relief you may owe the Company due to your breach of the Agreement.
23. Conflicts. To the extent that any provision of this Agreement may conflict with any surviving provision of the Employment Agreement, Retention Bonus

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Agreement, Confidentiality Agreement, Non-Competition Agreement, Equity Awards, and/or the Indemnification Agreement, then as to the Employment Agreement, Indemnification Agreement, or the Non-Competition Agreement these other agreements will control; and as to the Equity Awards, Retention Bonus Agreement, or the Confidentiality Agreement, this Agreement will control.
24. Miscellaneous. This Agreement, including Exhibits A-E, and the Equity Awards defined in your Employment Agreement and described in Exhibit A to the Employment Agreement, and the Retention Bonus Agreement constitute the complete, final, and exclusive embodiment of the entire agreement between you and the Company with regard to its particular subject matter, and the other agreements still in effect, including those contained in Exhibits A-E, incorporated fully herein by reference unless specifically stated otherwise, shall each remain in effect in accordance with their terms. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, or representations. The Agreement may not be modified or amended except in a writing signed by you and a duly authorized officer or representative of the Company. The Agreement will bind the heirs, personal representatives, successors, and assigns of both you and the Company, and inure to the benefit of you and the Company, and corresponding heirs, successors, and assigns. The rights and obligations under this Agreement may be assigned by either Party hereto without the prior written consent of the other Party; provided that should an assignment be made the assigning Party will provide prompt written notice of the details of such to the other Party. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified to the limited extent necessary so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Colorado, without regard to conflict of laws principles thereof, and as applied to contracts made and to be performed entirely within Colorado. Any dispute or controversy arising under or in connection with this Agreement, or any of the agreements contained in the Exhibits to this Agreement, shall be settled according to the Section 7 Arbitration provisions of your Employment Agreement. Any ambiguity in this Agreement shall not be construed against either Party as the drafter. Any waiver of a right or benefit under, or breach of, this Agreement shall be in a writing signed by the Party granting the waiver and, in case of a breach, shall not be deemed to be a waiver of any successive breach. The Company shall make any payments required by this Agreement to a bank account or accounts as designated by you in writing to it. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Company Initials /s/ AM

Your Initials /s/ A.S.

25. Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic signatures, each of which shall be an original and all of which shall constitute but one and the same instrument. The Parties agree that execution of this Agreement by industry standard electronic signature software and/or by exchanging .PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Agreement, each Party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed Agreement electronically.
26. Expiration. If you wish to accept the offer set forth in this Agreement you must sign and return this Agreement to the Company on or before 11:59 pm EST on October 9, 2023.
If this Agreement is acceptable to you, please electronically sign below and return to Michael Fridman, Associate Director of Human Resources, at mfridman@frtx.com.

FRESH TRACKS THERAPEUTICS, INC. AND BRICKELL SUBSIDIARY, INC.

By:	/s/ Albert N. Marchio II
Albert N. Marchio II
CEO

AGREED TO AND ACCEPTED BY:

By:	/s/ Andrew D. Sklawer
Andrew D. Sklawer
Individually

Company Initials /s/ AM

Your Initials /s/ A.S.

ADDENDUM

The undersigned have read Section 13 (Mutual Nondisclosure) and Section 14 (Mutual Non-Disparagement) of this Separation and Release Agreement and attest that these provisions comply with the nondisclosure and non-disparagement requirements as set forth in §24-34-407(1) of the Colorado Protecting Opportunities and Workers’ Rights (POWR) Act of 2023 (Colo. Rev. Stat §24-34-306 et. seq.)

FRESH TRACKS THERAPEUTICS, INC. AND BRICKELL SUBSIDIARY, INC.

By:	/s/ Albert N. Marchio
Albert N. Marchio
CEO

AGREED TO AND ACCEPTED BY:

By:	/s/ Andrew D. Sklawer
Andrew D. Sklawer
Individually

Company Initials /s/ AM

Your Initials /s/ A.S.

EXHIBIT A

EMPLOYMENT AGREEMENT
BETWEEN FRESH TRACKS THERAPEUTICS, INC. AND ANDREW SKLAWER

Company Initials /s/ AM

Your Initials /s/ A.S.

EXHIBIT B

CONFIDENTIALITY AND INVENTIONS ASSIGNMENT AGREEMENT
BETWEEN FRESH TRACKS THERAPEUTICS, INC. AND ANDREW SKLAWER

Company Initials /s/ AM

Your Initials /s/ A.S.

EXHIBIT C

NON-COMPETITION AGREEMENT
BETWEEN FRESH TRACKS THERAPEUTICS, INC. AND ANDREW SKLAWER

Company Initials /s/ AM

Your Initials /s/ A.S.

EXHIBIT D

INDEMNIFICATION AGREEMENT
BETWEEN FRESH TRACKS THERAPEUTICS, INC. AND ANDREW SKLAWER

Company Initials /s/ AM

Your Initials /s/ A.S.

EXHIBIT E

PTO BALANCE ACKNOWLEDGMENT FORM

Company Initials /s/ AM

Your Initials /s/ A.S.